UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2021

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)
Oklahoma	1-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)		(IRS Employer Identification No.)
6100 North Western Avenue	Oklahoma City	OK	73118
(Address of principal executive offices)			(Zip Code)
	(405)	848-8000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CHKAQ	N/A*

*  On July 20, 2020, the New York Stock Exchange (“NYSE”) filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist Chesapeake Energy Corporation’s (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), from NYSE. The delisting became effective on July 30, 2020, 10 days after the Form 25 was filed with the SEC by the NYSE. The deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the Common Stock under Section 12(b) of the Exchange Act, the Common Stock will remain registered under Section 12(g) of the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.03 Bankruptcy or Receivership.

As previously disclosed on June 28, 2020, Chesapeake Energy Corporation (“Chesapeake”) and certain of its subsidiaries (together with Chesapeake, the “Company”) filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Company’s Chapter 11 Cases were jointly administered under the caption In re Chesapeake Energy Corporation, et al., No. 20-33233 (DRJ).
On January 16, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Fifth Amended Joint Chapter 11 Plan of Reorganization of Chesapeake Energy Corporation and Its Debtor Affiliates (the “Plan”). The Debtors expect that the effective date of the Plan will occur once all conditions precedent to the Plan have been satisfied (defined in the Plan as the “Effective Date”).
Summary of the Plan
The following is a summary of the material terms of the Plan as approved and confirmed by the Bankruptcy Court. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Confirmation Order, which includes the Plan as an exhibit, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. Among other things, the Plan provides for (in each case, as more fully described in the Plan, and capitalized terms having the meanings ascribed to them in the Plan):
•other than the Administrative Claims, Professional Claims, DIP Claims and Priority Tax Claims, the Claims and Interests in the Debtors have been classified into 10 classes, the treatment of which is set forth in Article III of the Plan. In particular, on the Effective Date, all of the Debtors’ Existing Equity Interests (Class 10), including the Company’s common stock, will be cancelled, released and extinguished, and will be of no further force or effect, and each holder of an Existing Equity Interest will not receive any distribution on account of such Existing Equity Interest;
•entry into the Exit Facilities Loans;
•issuance and distribution of the Rights pursuant to the Rights Offering and subsequent issuance and distribution of New Common Stock and New Warrants;
•establishment of a Convenience Claim Distribution Reserve to be funded with $10 million in accordance with the Plan and held in trust solely for distributions to holders of Convenience Claims; and
•implementation of Restructuring Transactions to effectuate a corporate reorganization that will align and consolidate the Debtors’ businesses and related assets and liabilities.
Capital Structure
There were 9,780,547 shares of the Company’s common stock outstanding as of January 16, 2021. On the Effective Date, the Company’s common stock will be cancelled and holders thereof will not receive a distribution on account of their equity interests. Under the Plan, the Reorganized Company’s New Organizational Documents will become effective on the Effective Date. The Reorganized Company’s New Organizational Documents will authorize the Reorganized Company to issue the New Common Stock.
The New Common Stock and New Warrants of the Reorganized Chesapeake issued pursuant to the Plan will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any similar federal, state, or local law in reliance upon section 1145 of the Bankruptcy Code and Section 4(a)(2) of the Securities Act and Regulation D thereunder.

Certain Information Regarding Assets and Liabilities of the Company
In the Debtors’ most recent monthly operating report filed with the Bankruptcy Court on December 18, 2020, the Debtors reported total assets of approximately $6.9 billion and total liabilities of approximately $11.8 billion as of November 30, 2020. This financial information has not been audited or reviewed by the Company’s independent registered public accounting firm and may be subject to future reconciliation or adjustments. This information should not be viewed as indicative of future results.
Cautionary Note Regarding the Company’s Common Stock
The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. On the Effective Date, the Company’s common stock will be cancelled, and holders thereof will not receive any recovery.
Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Document Description
2.1	Order Confirming the Fifth Amended Joint Chapter 11 Plan of Reorganization of Chesapeake Energy Corporation and its Debtor Affiliates.
104.0	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JAMES R. WEBB
James R. Webb
Executive Vice President — General Counsel and Corporate Secretary
Date:  January 19, 2021